                                                                   EXHIBIT 10.21

                  ESCROW AGREEMENT dated as of May 9, 2001 among WRC MEDIA INC., a Delaware corporation ("Parent"), Bruce Olson ("Stockholder Agent"), and Wilmington Trust Company, a Delaware banking corporation, as escrow agent (the "Escrow Agent").


                  ChildU, Inc., a Florida corporation (the "Company"), CU Acquisition, Inc., a Florida corporation and a wholly owned subsidiary of Parent, and Parent have entered into an Agreement and Plan of Merger dated as of May 9, 2001 (the "Merger Agreement"), pursuant to which Sub shall be merged with and into the Company and the Company shall become a wholly owned subsidiary of Parent and pursuant to which existing shareholders and option holders of the Company may receive shares (the "Contingent Shares") of common stock of parent, par value $.01 per share ("Parent Common Stock"). Stockholder Agent, certain other shareholders, and Parent have entered into an Exchange Agreement dated as of May 9, 2001 (the "Exchange Agreement") pursuant to which the Group One Notes (as defined in the Merger Agreement) have been exchanged for 162,500 shares of Parent Common Stock, $.01 par value (the "Exchange Shares" and, together with the Contingent Shares, the "Escrowed Shares"). In accordance with Section 2(b) of the Exchange Agreement, Parent is depositing with the Escrow Agent the Exchange Shares to be held and disposed of as herein provided.

                  Capitalized terms used but not otherwise defined herein shall have the respective meanings given them in the Merger Agreement. Notwithstanding the foregoing, it is expressly understood and agreed by the parties hereto that all references herein to the Merger Agreement and the Exchange Agreement are for the convenience of the parties hereto other than the Escrow Agent and the Escrow Agent shall have no obligation or duties with respect thereto.

                  SECTION 1. Deposit of Securities. At the Effective Time, Parent shall deliver to the Escrow Agent, and the Escrow Agent shall acknowledge receipt of, the Exchange Shares. On the Payment Date, Parent shall deliver to the Escrow Agent, and the Escrow Agent shall acknowledge receipt of, the Contingent Shares, if any.

                  SECTION 2. Disposition of Escrowed Shares and Escrowed Funds; Voting; Reorganization. (a) The Escrow Agent shall hold the Escrowed Shares and Escrowed Funds (as defined herein) in its possession until authorized hereunder to deliver such Escrowed Shares and Escrowed Funds as follows:

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                                                                               2


                  (i) Upon receipt of a certificate, a sample of which is attached hereto as Annex I, signed by the Parent and the Stockholder Agent requesting the delivery of any or all of the Escrowed Shares or Escrowed Funds signed on behalf of both Parent and Stockholder Agent, the Escrow Agent shall deliver such Escrowed Shares (along with stock powers, executed in blank) and Escrowed Funds (plus interest accrued thereon from the investments described in Section 3) to Parent or Stockholder Agent, as directed in such certificate.

                  (ii) Upon the occurrence of the eighteenth month anniversary of the Effective Date, unless the Escrow Agent shall have, prior to such date received a written notice signed by Parent stating that a claim or claims have been made for which indemnity is due pursuant to the Stockholders Agreement and that the delivery of the Escrowed Shares and Escrowed Funds should be postponed until such claims have been resolved, the Escrow Agent shall deliver such Escrowed Shares (along with stock powers executed in blank) and Escrowed Funds (plus interest accrued thereon from the investments described in Section 3) to Stockholder Agent.

                  (iii) Upon receipt of a final and nonappealable award or order of a court of competent jurisdiction with respect to payment of all or any of the Escrowed Shares or Escrowed Funds, the Escrow Agent shall deliver the amount of the Escrowed Shares (along with stock powers, executed in blank) or Escrowed Funds specified in such award or order as directed in such award or order. Such order shall be accompanied by an opinion of independent counsel to the effect that said court award or order is final and nonappealable.

                  (b) The Escrow Agent, or its nominee, shall vote the Escrowed Shares on all matters as directed in writing by Parent; provided that Parent shall not direct the Escrow Agent to vote the Escrowed Shares for any proposal that would result in the Escrowed Shares being treated materially differently than other shares of the same class of securities. In the absence of such written directions, the Escrow Agent shall have no obligation to vote any or all of the Escrowed Shares and the Escrow Agent shall have no obligation to solicit voting instructions or directions.

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                                                                               3

                  (c) Upon the occurrence of a Reorganization Transaction (as defined in the Stockholders Agreement), the Escrow Agent shall, following receipt of written notice of the occurrence of such transaction, transfer the certificates representing Escrowed Shares to Parent in exchange for shares of Exchange Common Stock in the amount set forth in Section 2 of the Stockholders Agreement and such shares of Exchange Common Stock shall thereafter be deemed to be Escrowed Shares.

                  SECTION 3. Investments; Disposition of Income. The Escrow Agent shall invest any cash dividends or other cash distributions received with respect to the Escrowed Shares (the "Escrowed Funds") in (i) United States government securities or securities of agencies of the United States government which are guaranteed by the United States government (ii) securities of governmental agencies, if the same are covered by a bank repurchase agreement, and (iii) investment grade money market funds (including the Wilmington Fund, an AAA rated fund managed by Rodney Square, and affiliate of the Escrow Agent), all as Parent and Stockholder Agent, from time to time, shall jointly instruct the Escrow Agent in writing. Any income received by the Escrow Agent from investments of the Escrowed Funds pursuant to this Section 3 shall be added to the Escrowed Funds and distributed as provided in this Agreement. Upon liquidation of an investment of the Escrowed Funds, the Escrowed Funds shall be deposited into a non-interest bearing account pending receipt of written investment instructions as provided in this Section 3 or disbursement instructions as provided in Section 2.

                  SECTION 4. Concerning the Escrow Agent.

                  (a) The Escrow Agent shall not be required to invest any funds held hereunder except as directed pursuant to Section 3 of this Escrow Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

                  (b) This Escrow Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Escrow Agreement. The Escrow Agent's duties are ministerial in nature.

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                                                                               4


                  (c) The Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct, and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against the Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless the Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, taxes, damages and expenses, including reasonable costs of investigation, attorneys' fees and disbursements, arising out of or in connection with this Escrow Agreement including the legal costs and expenses of defending itself against any claim or liability in connection with its performance hereunder. Without limiting the foregoing, the Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, or as a result of any liquidation of any such investment prior to its maturity, including any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrowed Funds, or any loss of interest incident to any such delays or for the failure of the parties to give the Escrow Agent any instructions to invest or reinvest the escrowed funds or any earnings thereon. The Escrow Agent shall be under no duty to institute any suit, or to take any remedial procedures under this Escrow Agreement, or to enter any appearance or in any way defend any suit in which it may be made a defendant hereunder until it shall be indemnified as provided above.

                  (d) The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

                  (e) The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Escrow Agreement and shall not be liable for any action taken or omitted in accordance with such advice.

                  (f) The Escrow Agent does not have any interest in the Escrowed Shares or Escrowed Funds deposited hereunder but is serving as escrow agent only and having only possession thereof. Any payments of income from this Escrow Agreement shall be subject to withholding regulations then in force with respect to United States taxes. Parent and Stockholder Agent shall provide the Escrow Agent with appropriate W-9 forms for tax identification, number certification, or nonresident alien certifications as the Escrow Agent may reasonably require (collectively, "Tax Reporting Documentation") to comply with its tax reporting obligations. Unless and until the Escrow Agent has received all Tax Reporting Documentation with respect to any Stockholder on behalf of whom the Escrow Agent is required to make a payment, the Escrow Agent may withhold such amount as backup withholding (currently 31%) and other amounts as required by applicable law, from any such payment to cover such Stockholder's payment liability.

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                                                                               5


                  (g) The Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other documents or instrument held by or delivered to it.

                  (h) The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

                  (i) The Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrowed Shares and the Escrowed Funds, subject to Section 4(l), to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement. The resignation of the Escrow Agent shall take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction) or (ii) the day which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto provided that, if no successor Escrow Agent shall have been appointed on the effective date of the resignation of the resigning Escrow Agent hereunder, the resigning Escrow Agent may deliver the Escrowed Shares and the Escrowed Funds into a court of competent jurisdiction pursuant to Section 4(q) and thereupon shall be fully relieved and discharged of any further duties hereunder. The resigning Escrow Agent shall be entitled to payment of any unpaid fees (which shall be pro-rated as of the effective date of the resignation) and expenses and to reimbursement by Parent for any reasonable expenses incurred in connection with the transfer of the Escrowed Shares and the Escrowed Funds pursuant to and in accordance with the provisions of this section. If at that time the Escrow Agent has not delivered the Escrowed Shares and the Escrowed Funds into a court of competent jurisdiction or received a designation of a successor Escrow Agent, the Escrow Agent's sole responsibility after that time shall be to safekeep the Escrowed Shares and the Escrowed Funds until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final and nonappealable order of a court of competent jurisdiction.

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                                                                               6


                  (j) The Escrow Agent shall have no responsibility for the contents of any court order and may rely without any liability upon the contents thereof.

                  (k) In the event of any disagreement between Purchaser and any Stockholder resulting in adverse claims or demands being made in connection with the Escrowed Shares or Escrowed Funds, or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to retain the Escrowed Shares or Escrowed Funds until the Escrow Agent shall have received (i) a final nonappealable order of a court of competent jurisdiction directing delivery of the Escrowed Shares or Escrowed Funds or (ii) a written agreement executed by Purchaser and Stockholder Agent directing delivery of the Escrowed Shares or Escrowed Funds, in which event the Escrow Agent shall disburse the Escrowed Shares or Escrowed Funds in accordance with such order or agreement. The Escrow Agent shall act on such court order without further question.

                  (l) The Escrow Agent shall be paid as set forth on Exhibit A hereto and shall be reimbursed for the fees and disbursements of its attorneys by Parent or, at the request to the Escrow Agent, Parent shall pay such fees and disbursements directly to its attorneys promptly following execution of this Escrow Agreement. All fees and payments shall be paid in United States currency and payable in the United States at the office of the Escrow Agent.

                  (m) As security for the timely and full payment and satisfaction of all of the present and future obligations of the parties to the Escrow Agent under this Agreement, including without limitation the indemnity obligations under Section 4(c), whether joint or several, each of the Stockholders, the Stockholder Agent and Parent hereby grants to the Escrow Agent a continuing security interest in and to any and all of the Escrowed Shares and Escrowed Funds, whether now existing or hereafter acquired or created, together with the products and proceeds thereof, all payments and other distributions with respect thereto, and any and all investments, renewals, substitutions, modifications and extensions of any and all of the foregoing. The Escrow Agent shall have all of the rights and remedies of a secured party under the Uniform Commercial Code. In addition, in the event the Escrow Agent has not received any payment, indemnity, reimbursement or other amount due it under this Agreement, then, notwithstanding any other term or provision of this Agreement, the Escrow Agent may in its discretion set off and apply so much of the Escrowed Shares and Escrowed Funds as is required to pay and satisfy those obligations. Notwithstanding any obligation to make payments and deliveries hereunder, in addition to its rights under Section 4(c), the Escrow Agent may retain and hold for such time as it reasonably deems necessary such amount of the Escrowed Shares and Escrowed Funds as it shall from time to time reasonably deem sufficient to indemnify itself for any such loss or expense and for any amounts due it under Section 4(c).

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                                                                               7

                  (n) In the event any amount of Escrowed Shares and Escrowed Funds released to a party under this Agreement is invalidated, declared to be fraudulent or preferential or must otherwise be restored or returned by the Escrow Agent in connection with the insolvency, bankruptcy or reorganization of such party, whether by order of or settlement before any court or other authority or otherwise, such party shall contribute back to the Escrow Agent an amount (in cash or stock) such that such party will be affected by that invalidation, declaration, restoration or return ratably in proportion to the distributions it received under this Agreement, together with any related assignment, release or other instrument or document the Escrow Agent may request to restore the status quo ante.

                  (o) To the extent that the Escrow Agent becomes liable for the payment of taxes, including withholding taxes, in respect of income derived from the investment of funds held hereunder or any payment made hereunder (collectively, the "Taxes"), the Escrow Agent may pay such Taxes. The Escrow Agent may withhold from any payment of the Escrowed Shares and Escrowed Funds such amount as the Escrow Agent estimates to be sufficient to provide for the payment of such Taxes not yet paid, and may use the sum withheld for that purpose. The Escrow Agent shall be indemnified and held harmless against any liability for Taxes and for any penalties or interest in respect of Taxes on such investment income or payments in the manner provided in Section 4(c). Notwithstanding the foregoing, Taxes shall not include any income, franchise or other similar taxes imposed on (or measured by) the net income of the Escrow Agent.

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                                                                               8


                  (p) Unless specifically required by this Agreement or by law, Escrow Agent shall not be required to give any bond or surety or report to any court despite any custom to the contrary and the Escrow Agent, if required to give any such bond or surety, shall have a lien against the Escrowed Shares and Escrowed Funds in the amount thereof; and the Escrow Agent shall not be required to take notice or be deemed to have notice of any default or other fact or event under this Agreement unless Escrow Agent shall be notified in writing of such default, fact or event.

                  (q) In the event Escrow Agent becomes a party to a litigation by reason hereof it is hereby authorized to deposit with the clerk of the court in which the litigation is pending, any and all Escrowed Shares and Escrowed Funds, or other property held by it pursuant hereto, less its fees, expenses and advances, and thereupon shall stand fully relieved and discharged of any further duties hereunder. Also, in the event Escrow Agent is threatened to be made a party to a litigation by reason hereof, or receives conflicting demands or instructions with respect to the Escrow Deposit it is hereby authorized to implead all interested parties in any court of competent jurisdiction and to deposit with the clerk of such court any such Escrowed Shares and Escrowed Funds, or other property held by it pursuant hereto, less its fees, expenses and advances, and thereupon shall stand fully relieved and discharged of any further duties hereunder.

                  (r) Except as expressly provided herein, the Escrow Agent shall have no responsibility for reporting to or filing with any governmental or regulatory agency or entity on behalf of any party hereto.

                  SECTION 5. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by facsimile, or sent, postage prepaid, by registered, certified or express mail, or overnight courier service and shall be deemed given when so delivered by hand or facsimile, or if mailed, three days after mailing lone business day in the case of express mail or overnight courier service), as follows:

         (a)      if to Parent, to:

                  WRC Media Inc.
                  512 7th Avenue, 21st Floor
                  New York, NY
                  Telecopy: (212) 768-1887

                  Attention: Robert Lynch
                             Richard Nota

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         with copies to:

                  Ripplewood Holdings L.L.C.
                  One Rockefeller Center, 32nd Floor
                  New York, NY 10020
                  Telecopy: (212) 582-4110

                  Attention: Charles Laurey

         and

                  Cravath, Swaine & Moore
                  Worldwide Plaza
                  825 Eighth Avenue
                  New York, NY 10019
                  Telecopy: (212) 474-3700

                  Attention: Thomas E. Dunn, Esq.; and

         (b)      if to Stockholder Agent, to:

                  Bruce Olson
                  BBI Group, Inc.
                  8235 Forsyth Blvd., Suite 901
                  St. Louis, Missouri 63105
                  Telecopy: (314) 725-3858

         with a copy to:

                  Blumenfeld, Kaplan & Sandweiss, P.C.
                  168 North-Meramac Avenue, Fourth Floor
                  St. Louis, Missouri 63105

                  Attention: Philip G. Kaplan, Esq.

         (c)      if to the Escrow Agent, to:

                  Wilmington Trust Company
                  Rodney Square North
                  1100 North Market Street
                  Wilmington, DE 19890-0001

                  Attention: Corporate Trust Administration

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                                                                              10


         with a copy to:

                  Putney Twombly Hall & Hirson, LLP
                  521 Fifth Avenue
                  New York, New York, 10175
                  Telephone: (212) 682-0020
                  Facsimile: (212) 682-9380

                  Attention: William M. Pollak

                  SECTION 6. Termination. This Escrow Agreement shall automatically terminate upon the complete distribution of the Escrowed Shares and the Escrowed Funds in accordance with the terms hereof.

                  SECTION 7. Miscellaneous. (a) This Escrow Agreement and the rights and obligations hereunder shall not be assignable or transferable by any party (including by operation of law in connection with a merger or consolidation of such party without the prior written consent of the other parties hereto. Any attempt to assign or transfer is violation of this Section 7(a) shall be void.

                  (b) This Escrow Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

                  (c) This Escrow Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

                  (d) This Escrow Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

                  (e) Each party irrevocably submits to the exclusive jurisdiction of (i) the Supreme Court of the State of New York, New York County, and (ii) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Escrow Agreement or any transaction contemplated hereby. Each party agrees to commence any such action, suit or proceeding either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each party agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 7(e). Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Escrow Agreement or the transactions contemplated hereby in (A) the Supreme Court of the State of New York, New York County or (B) the United States District Court for the Southern District of New York, and hereby and thereby further irrevocably and unconditionally weighs and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in such court has been brought in any such court has been brought in an inconvenient forum.

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                                                                              11


                  (f) This Escrow Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such state.

                  (g) Each party hereby waives to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with the Escrow Agreement or any transaction contemplated hereby. Each party (i) certifies that no representatives, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this agreement by, among other things, the mutual waivers and certifications in this
Section 7(g).

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                  IN WITNESS WHEREOF, the parties hereto have duly executed this
Escrow Agreement as of the date first above written.


                                        WRC MEDIA INC.,


                                        By: /s/  Richard Nota
                                            ---------------------
                                            Name:  Richard Nota
                                            Title: Vice President



                                        BRUCE OLSON,


                                        /s/ Bruce Olson
                                        ---------------------



                                        WILMINGTON TRUST COMPANY, as
                                        Escrow Agent,


                                        By:  /s/ Joseph B. Feil
                                             -----------------------
                                             Name:  Joseph B. Feil
                                             Title: Senior Financial
                                                    Services Officer

                                                                         Annex I

Certificate



                  Reference is made to the Escrow Agreement dated as
of [                ], 2001 (the "Escrow Agreement") among WRC MEDIA INC., a
Delaware corporation, [      ], a [      ], and [      ], and Wilmington Trust
Company, a Delaware banking corporation, as Escrow Agent. Capitalized terms used but not defined herein shall have the meanings given them in the Escrow Agreement.

                  In Accordance with Section 2(a) of the Escrow Agreement, the Escrow Agent is hereby instructed to distribute the Escrowed Shares and/or Escrowed Funds to the parties and in the amounts set forth on Schedule A hereto.


                                                    WRC MEDIA INC.



                                                    By:
                                                       -------------------------
                                                       Name:
                                                       Title:



                                                    [STOCKHOLDER AGENT]


                                                    By:
                                                       -------------------------
                                                       Name:
                                                       Title: